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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                                 ALPHARMA INC.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

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

                                [ALPHARMA LOGO]

                                 ALPHARMA INC.
                              ONE EXECUTIVE DRIVE
                           FORT LEE, NEW JERSEY 07024

                            ------------------------

                   NOTICE OF SOLICITATION OF WRITTEN CONSENT
                            ------------------------

To the Stockholders of ALPHARMA INC.:

     NOTICE IS HEREBY GIVEN that the Board of Directors of Alpharma Inc., a Delaware corporation (the "Company"), has determined that the written consent, in lieu of a special meeting, of the holders of the capital stock of the Company be solicited with respect to a proposal to approve an amendment to the Company's Amended and Restated Certificate of Incorporation increasing the authorized number of shares of Class A common stock, par value $.20 per share, from 50,000,000 shares to 65,000,000 shares and clarifying that sufficient shares of Class A common stock must be reserved for issuance upon conversion of the Company's Class B common stock, par value $.20 per share.

     The Board of Directors has fixed the close of business on June 29, 2000 as the record date for determining the stockholders entitled to notice of and to consent to the written action by stockholders.

     The proposed action requires the written consent of a majority of the votes represented by holders of the outstanding shares of the Company's Class A common stock and Class B common stock taken together. It is important that you please
complete, date, sign and return the enclosed consent card prior to August   ,
2000. A return envelope is enclosed for your convenience which, if mailed in the United States, requires no additional postage. In accordance with Section 228 of the Delaware General Corporation Law, prompt notice of the taking of the action will be given in writing to those stockholders who have not consented, once the proposal is effective.

                                          By order of the Board of Directors,

                                          ROBERT F. WROBEL
                                          Secretary

July   , 2000

                                [ALPHARMA LOGO]

                                 ALPHARMA INC.
                              ONE EXECUTIVE DRIVE
                           FORT LEE, NEW JERSEY 07024

                                  MAILING DATE
                                 JULY   , 2000

                            ------------------------

                                PROXY STATEMENT
                            ------------------------

     This proxy statement (the "Proxy Statement") is furnished in connection with the solicitation by the Board of Directors of Alpharma Inc., a Delaware corporation (the "Company") of your approval, by written consent, of a proposal to approve an amendment to the Company's Amended and Restated Certificate of Incorporation increasing the authorized number of shares of Class A common stock, par value $.20 per share, from 50,000,000 shares to 65,000,000 shares and clarifying that sufficient shares of Class A common stock must be reserved for issuance to holders of the Company's outstanding Class B common stock should such holders exercise their presently existing conversion rights.

     The cost of solicitation of the Company's stockholders will be paid by the Company. Such cost will include the reimbursement of banks, brokerage firms, nominees, fiduciaries and other custodians for expenses of forwarding solicitation materials to beneficial owners of shares. In addition to the solicitation of consents by use of mail, the directors, officers and employees of the Company may solicit consents personally or by telephone, telegraph or facsimile transmission. Such directors, officers and employees will not be additionally compensated for such solicitation but may be reimbursed for out-of-pocket expenses incurred in connection therewith.

RECORD DATE

     The close of business on June 29, 2000 (the "Record Date") has been fixed as the record date for determining holders of outstanding shares of the Company's Class A Common Stock, par value $.20 per share (the "Class A Stock"), and Class B Common Stock, par value $.20 per share (the "Class B Stock"), entitled to notice of, and entitled to consent to, the matters set forth above. As of the Record Date, 25,368,763 shares of Class A Stock and 9,500,000 shares of Class B Stock were outstanding and entitled to vote.

REQUIRED VOTE

     Votes Entitled to be Cast by Each Class of Stock. Except for the election of directors and certain matters that require a class vote, the holders of the Class A Stock and the holders of the Class B Stock vote together, with each share of Class A Stock entitling the holder thereof to one vote and each share of Class B Stock entitling the holder thereof to four votes.

     Amendment of the Amended and Restated Certificate of
Incorporation. Approval of the proposal to amend the Amended and Restated Certificate of Incorporation requires the written consent of a majority of the votes that the holders of the outstanding shares of Class A Stock and Class B Stock taken together are entitled to vote. The beneficial holder of all outstanding shares of Class B common stock has advised the Company that it intends to vote its shares in favor of the proposal. Accordingly, the proposal
will be approved and is expected to be effective as of July   , 2000.

CONSENTS

     Under the Company's Amended and Restated Bylaws and pursuant to applicable Delaware law, any action which may be taken at any annual or special meeting of the stockholders of the Company may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. The matter being considered by the stockholders is being submitted for action by written consent, rather than by votes cast at a meeting. The text of the proposed amendment to the Company's Amended and Restated Certificate of Incorporation effecting an increase in the number of authorized shares of Class A common stock is set forth in Appendix A hereto. The proposal will be deemed to have been approved upon receipt by the Company of consent cards representing the approval of a majority of the votes that the shares of Class A Stock and Class B Stock issued and outstanding on the Record Date are entitled to vote, provided
that such approval is received on or prior to August   , 2000 (the "Effective
Date"). Any consent cards executed and delivered by a stockholder may be revoked by delivering written notice of such revocation prior to the Effective Date to the Company at the following address: Alpharma Inc., One Executive Drive, Fort Lee, New Jersey 07024, Attention: Chief Legal Officer. Consent cards may not be revoked on or after the Effective Date. Furthermore, no appraisal or dissenters rights apply to stockholders who do not approve the proposed amendment.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

OWNERSHIP OF COMMON STOCK

     The following table sets forth as of June 29, 2000 (unless otherwise noted) certain information regarding the beneficial ownership of the Class A Stock and the Class B Stock by (a) each person who is known to the Company to be the beneficial owner of more than 5% of the outstanding shares of either of such classes, (b) each director of the Company and the executive officers named in the Company's proxy statement for its 2000 annual meeting and (c) all directors and executive officers of the Company as a group. Unless otherwise indicated, each beneficial owner possesses sole voting and dispositive power with respect to the shares listed in this table.

                                                               AMOUNT AND                   PERCENT OF
                                                               NATURE OF    PERCENT OF     COMMON STOCK
                                                               BENEFICIAL      CLASS      (BOTH CLASSES)
TITLE OF CLASS OF STOCK        NAME OF BENEFICIAL OWNER        OWNERSHIP    OUTSTANDING    OUTSTANDING
-----------------------        ------------------------        ----------   -----------   --------------
Class B Common Stock     A.L. Industrier AS(1)(2)(3)           9,500,000      100.00%          27.25%
Class A Common Stock     A.L. Industrier AS(1)(2)(3)                   0           *               *
Class A Common Stock     Putnam Investments, Inc.(4)           1,504,199        5.93            4.31
Class A Common Stock     Morgan Stanley Dean Witter & Co.(5)   2,410,974        9.50            6.91
Class A Common Stock     Einar W. Sissener(6)(7)                 328,667        1.30               *
Class A Common Stock     I. Roy Cohen(8)                          23,044           *               *
Class A Common Stock     Thomas G. Gibian(8)                      12,509           *               *
Class A Common Stock     Glen E. Hess(8)                          14,842           *               *
Class A Common Stock     Erik G. Tandberg(8)(9)                   10,234           *               *
Class A Common Stock     Peter G. Tombros(8)                      10,818           *               *
Class A Common Stock     Erik Hornnaess(8)                        11,667           *               *
Class A Common Stock     Oyvin A. Broymer(8)                      11,000           *               *
Class A Common Stock     Ingrid Wiik(8)(9)                        47,833           *               *
Class A Common Stock     Jeffrey E. Smith(8)(10)                 102,357           *               *
Class A Common Stock     Thomas Anderson(8)                       38,181           *               *
Class A Common Stock     Bruce I. Andrews(8)                      45,765           *               *
Class A Common Stock     Gert W. Munthe(11)                       66,977           *               *
Class A Common Stock     All directors and executive officers    966,006        3.76            2.77
                           as a group (20 persons)(7)(8)

---------------

  *  Indicates ownership of less than one %.

 (1) The address of A.L. Industrier AS (formerly known as Apothekernes Laboratorium A.S), a corporation organized and existing under the laws of the Kingdom of Norway ("A.L. Industrier"), is Harbitzalleen 3, 0275 Oslo, Norway.

 (2) The source of this information is Amendment No. 4 to the Schedule 13D, dated December 8, 1998, filed with the Securities and Exchange Commission (the "Commission") by A.L. Industrier. The shares reflected in the table are held of record by A/S Wangs Fabrik, a wholly owned subsidiary of A.L. Industrier, although A.L. Industrier retains full beneficial ownership of these shares. A.L. Industrier has pledged approximately 50% of such shares and 50% of a $67.85 million note (the "Industrier Note") of the Company (convertible into 2,372,896 shares of Class B Stock) to a Norwegian bank as collateral for borrowings made to fund the purchase of certain Class B Stock in June of 1997 and the purchase of the Industrier Note in March of 1998.

 (3) Shares of Class B Stock are convertible into an equal number of shares of Class A Stock. If all shares of Class B Stock beneficially owned by A.L. Industrier (excluding those issuable on conversions of the Industrier Note) were converted as of June 29, 2000, A.L. Industrier would own approximately 27.25% of the then outstanding shares of Class A Stock.

 (4) The source of this information is the Form 13F for the quarter ended March 31, 2000 filed with the Commission by Putnam Investments Inc. ("PII"). PII's Schedule 13G dated February 7, 2000 reported that investment advisors and subsidiaries of PII have shared voting power and shared dispositive power with respect to 19,101 shares and 1,403,199 shares, respectively, and do not have sole voting power or sole dispositive power with respect to any shares. PII declares that its filing of Schedule 13G shall not be an admission of beneficial ownership by PII. The address of PII is One Post Office Square, Boston, MA 02109.

 (5) The source of this information is the Schedule 13G dated June 12, 2000 filed with the Commission by Morgan Stanley Dean Witter & Co. ("Morgan Stanley"). Such Schedule 13G reported that Morgan Stanley holds shared voting power as to 2,384,174 shares, and shared dispositive power as to 2,410,974 shares, and does not have sole voting or dispositive power as to any shares. Morgan Stanley declared in its filing that the shares as held in various accounts managed by Morgan Stanley and that no account holds more than 5% of the Company's Class A Common Stock. The address of Morgan Stanley is 1585 Broadway, New York, NY 10036.

 (6) Beneficial ownership of the Company shares by A. L. Industrier is not included. Mr. Sissener is Chairman of the Board of A.L. Industrier and together with A/S Swekk (Mr. Sissener's family-controlled private holding company) ("Swekk") and certain of his relatives beneficially owns 52.2% of A.L. Industrier's outstanding ordinary shares entitled to vote and, accordingly, may be deemed a controlling person of A.L. Industrier.

 (7) Includes shares held by, Mr. Sissener, the estate of his wife, Swekk, and EWS Stiftelse, a trust established for the benefit of members of the family of Mr. Sissener.

 (8) The shares reflected in the table include shares that the executive officer or director has the right to acquire upon the exercise of stock options granted under the Company's 1997 Incentive Stock Option Plan (the "Stock Option Plan") or the Non-Employee Director Stock Option Plan which are exercisable as of June 28, 2000 or within 60 days thereafter as follows:
     Ms. Wiik -- 45,002 shares, Mr. Smith -- 81,500 shares, Mr.
     Anderson -- 35,625 shares, Mr. Andrews -- 44,225 shares, Mr.
     Munthe -- 25,000 shares, each of Messrs. Cohen, Gibian, Hess, Tandberg and Tombros -- 10,000 shares, each of Mssrs. Broymer and Hornnaess -- 6,000 shares. All named executive officers and directors as a group -- 293,352 shares.

 (9) Mr. Tandberg and Ms. Wiik also own 49 and 565 shares, respectively, of A.L. Industrier.

(10) The Company has been advised by Mr. Smith that his wife or children own 5,350 of Mr. Smith's shares of Class A Stock but that he has voting power over such shares.

(11) Includes 40,492 shares of Class A Stock held by Mr. Munthe's wife. Mr. Munthe is a director of A.L. Industrier. The Company has been advised by Mr. Munthe that the members of his immediate family own 20,500 A.L. Industrier Shares which are included in the number of A.L. Industrier Shares beneficially owned by Mr. Sissener (See footnote (7) above) and that Mr. Munthe does not have any voting or dispositive power over such shares. In addition, Mr. Munthe owns 100 shares of A.L. Industrier.

                               PROPOSAL TO AMEND

             THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

     The Board of Directors of the Company has unanimously approved and submits to stockholders for their approval an amendment to Article Fourth of the Amended and Restated Certificate of Incorporation (the "Certificate") which would increase the number of shares of Class A common stock, par value $.20 per share, which the Company is authorized to issue from 50,000,000 shares to 65,000,000 shares. The full text of the proposed amendment to Article Fourth is set forth in Appendix A hereto.

     The Certificate currently provides for 65,500,000 shares of authorized capital stock consisting of 50,000,000 shares of Class A Stock, 15,000,000 shares of Class B Stock and 500,000 shares of Preferred Stock. As of the Record Date, there were 25,368,763 shares of Class A Stock, 9,500,000 shares of Class B Stock and no shares of Preferred Stock outstanding. Each share of Class B Stock is convertible at the option of the holder into one share of Class A Stock. In addition, if all of the Company's outstanding convertible notes were converted (and the shares of Class B Stock issuable upon conversion of the Industrier Note were then converted to Class A Stock) and if all outstanding options to purchase Class A Stock were exercised, an additional 14,638,781 shares of Class A Stock would be outstanding. Shares of authorized Class A Stock issuable upon the conversion of Class B Stock, the conversion of the notes and the exercise of outstanding stock options have been reserved for these purposes. Only 492,456 non-reserved, authorized shares of Class A common stock remain available for issuance.

     The purpose of the amendment is to provide the Company the flexibility to issue additional equity to pursue its objectives. The amendment is necessary because, as described above, substantially all of the currently authorized Class A Stock is either issued or reserved for issuance. The Company has recently filed a shelf registration statement with respect to potential offerings from time to time of up to $500,000,000 of debt or equity securities, which may include shares of Class A Stock. In order to provide the Company with the ability to effect offerings of Class A Stock under the shelf registration statement, the increase in number of authorized shares contemplated by the proposed amendment is required. Furthermore, these additional authorized shares of Class A Stock may be necessary to carry out future stock dividends, stock option grants and other transactions. The Company is not seeking to increase the number of authorized shares of Class B Stock at this time.

     The amendment would also clarify that sufficient shares of Class A Stock must be reserved for issuance to holders of the Company's Class B Stock should such holders exercise their presently existing conversion rights and that shares of Class B Stock so converted revert to and become authorized but unissued shares of Class B Stock.

     Approval of the proposal to amend the Certificate requires the approval of a majority of the votes cast by holders of the outstanding shares of Class A Stock and Class B Stock taken together. A.L. Industrier, the beneficial holder of all outstanding shares of Class B Stock, has advised the Company that it intends to vote its shares in favor of the proposal. Accordingly, the proposal
will be approved and is expected to be effective as of August   , 2000.

     The Board of Directors recommends that the stockholders submit consents approving the proposal.

              STOCKHOLDERS' PROPOSALS FOR THE 2000 ANNUAL MEETING

     In order to be considered for inclusion in the proxy statement for the 2001 Annual meeting of Stockholders, stockholder proposals must be submitted to the Company on or before December 20, 2000.

                                          By order of the Board of Directors

                                          ROBERT F. WROBEL
                                          Secretary
                                          ALPHARMA INC.

                             YOUR VOTE IS IMPORTANT
                 PLEASE PROMPTLY COMPLETE AND SIGN THE ENCLOSED
             FORM OF CONSENT AND RETURN IT IN THE ENCLOSED ENVELOPE

                                                                      APPENDIX A

                     AMENDMENT TO THE AMENDED AND RESTATED
                        CERTIFICATE OF INCORPORATION OF
                                 ALPHARMA INC.

     The first paragraph of Article Fourth is hereby amended and restated in its entirety as follows:

     FOURTH: The total number of shares which the Corporation shall have authority to issue shall be 80,500,000 shares, divided into three classes, namely: 500,000 shares of Preferred Stock of the par value of $1.00 per share; 65,000,000 shares of Class A Common Stock of the par value of $.20 per share and 15,000,000 shares of Class B Common Stock of the par value of $.20 per share. There shall be reserved from the shares of Class A Common Stock so authorized a number of shares equal to the number of shares of Class A Common Stock issuable upon the conversion in accordance with the terms of this Certificate of Incorporation of all then issued Class B Common Stock, and the shares of Class A Common Stock so reserved shall be issued only pursuant to such conversion rights. Upon the conversion of any shares of Class B Common Stock into Class A Common Stock, the shares of Class B Common Stock surrendered for conversion shall revert to and become authorized but unissued shares of Class B Common Stock.

                                 ALPHARMA INC.

                                  CONSENT CARD

    Unless otherwise indicated below, the undersigned, being a stockholder of record of shares of common stock of Alpharma Inc. (the "Corporation"), does hereby consent in writing to the amendment and restatement of the first paragraph of Article Fourth of the Amended and Restated Certificate of Incorporation of Alpharma Inc. to read in its entirety as follows:

        "FOURTH: The total number of shares which the Corporation shall have authority to issue shall be 80,500,000 shares, divided into three classes, namely: 500,000 shares of Preferred Stock of the par value of $1.00 per share; 65,000,000 shares of Class A Common Stock of the par value of $.20 per share and 15,000,000 shares of Class B Common Stock of the par value of $.20 per share. There shall be reserved from the shares of Class A Common Stock so authorized a number of shares equal to the number of shares of Class A Common Stock issuable upon the conversion in accordance with the terms of this Certificate of Incorporation of all then issued Class B Common Stock, and the shares of Class A Common Stock so reserved shall be issued only pursuant to such conversion rights. Upon the conversion of any shares of Class B Common Stock into Class A Common Stock, the shares of Class B Common Stock surrendered for conversion shall revert to and become authorized but unissued shares of Class B Common Stock."

[ ]  CONSENTS              [ ]  DOES NOT CONSENT           [ ]  ABSTAINS

                          (continued on reverse side)

PLEASE MARK, SIGN, DATE AND RETURN THIS CONSENT CARD PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.

                                             -----------------------------------

                                             -----------------------------------
                                             Joint Owner signs (if applicable)
Date:
---------------------------------- , 2000

                                                 Please sign your name(s)
                                             exactly as it (they) appear on your
                                             stock certificates, in the case of
                                             joint ownership, both owners must
                                             sign. If no indication is made, the
                                             consent will be counted as being in
                                             favor of the proposal.

                                                 This written consent may be
                                             signed in counterparts all of which
                                             taken together shall constitute the
                                             consent of a majority of the votes
                                             that the holders of the issued and
                                             outstanding shares of Class A
                                             Common Stock and Class B Common
                                             Stock of Alpharma Inc. taken
                                             together are entitled to vote.

 SHAREHOLDERS MAY ALSO WITHHOLD THEIR CONSENT BY NOT SIGNING AND NOT RETURNING
                                 THIS CONSENT.